Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the references to our firm under the caption “Experts” in this Amendment No. 1 to Registration Statement No. 333-161718 (Form S-1) and related Prospectus of American Airlines, Inc. and to the incorporation by reference therein of our report dated February 18, 2009 (except for changes as described in Note 1, as to which the date is April 15, 2009), with respect to the consolidated financial statements and schedule of AMR Corporation, included in AMR Corporation’s Current Report (Form 8-K) dated April 21, 2009, our report dated February 18, 2009, with respect to the consolidated financial statements and schedule of American Airlines, Inc., included in American Airlines, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008, and our reports dated February 18, 2009 with respect to the effectiveness of internal control over financial reporting of AMR Corporation and American Airlines, Inc., included in their Annual Reports (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Dallas, Texas
November 11, 2009